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                                                                    Exhibit 10.1

                             H. B. ZACHRY COMPANY.

                             GUARANTY OF OBLIGATION

This Guaranty is made by H. B. Zachry Company, a Delaware corporation ("Guarantor"), in favor of Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Owner") with respect to that certain Engineering, Procurement and Construction Agreement dated the 15th day of September, 1999, between Tenaska Georgia I, L.P., a Delaware limited partnership ("Tenaska") and Zachry Construction Corporation, a Delaware corporation ("Contractor") for the construction of the Tenaska Georgia Generation Station in Heard County, Georgia, as amended, supplemented or otherwise modified from time to time, (hereinafter called the "EPC Agreement"). Tenaska, having assigned the EPC Agreement to Owner, effective November 10, 1999, and such assignment having been consented to by Contractor, now requires this Guaranty, as provided in the EPC Agreement.

Contractor is an affiliate of Guarantor. Guarantor will derive direct and indirect benefit from the making of the Guaranty.

NOW, THEREFORE, for good and valuable consideration, Guarantor hereby covenants and agrees as follows:

1. Guarantor hereby unconditionally guarantees the full and timely performance by Contractor of all of its obligations under the EPC Agreement, as it from time to time may be amended, and hereby undertakes that if Contractor shall in any respect fail to perform and observe all of the terms, provisions, conditions, and stipulations of the EPC Agreement, Guarantor warrants the faithful performance of all of such terms and conditions and will fully indemnify and keep indemnified Owner against all claims, losses, damages, costs and expenses whatsoever which Owner may incur by reason of Contractor's failure to perform and observe any of the terms, provisions, conditions, and stipulations of the EPC Agreement and in addition against all claims, losses, damages, costs and expenses which Owner may incur by reason of Contractor's breach of any other duty to Owner, (collectively the "Guaranteed Obligations"). THE OBLIGATIONS OF GUARANTOR HEREUNDER SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL THE GUARANTOR BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, the payment, observance and performance of the Guaranteed Obligations and other than as provided in Section 9 of this Guaranty), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Guarantor shall have received notice thereof):

         (a) (i) any increase in, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

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         (b)      (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other enforceability of, any other guaranties of the Guaranteed Obligations;

         (c) any termination of or change in any relationship between Guarantor and Contractor, including any such termination or change resulting from a change in the ownership of Guarantor or from the cessation of any commercial relationship between Guarantor and Contractor;

         (d) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to Owner, including (i) any election not or failure to exercise any right of set-off, recoupment or counterclaim, and (ii) any election of remedies effected by Owner, and

         (e) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF GUARANTOR HEREUNDER OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF THE GUARANTOR HEREUNDER OR DISCHARGE GUARANTOR FROM ANY THEREOF.

2. Guarantor represents and warrants to Owner and Owner's successors and assigns that:

         (a) Guarantor is duly organized and validly existing as a Delaware corporation;

         (b) Guarantor directly or indirectly owns all of the issued and outstanding shares of the capital stock of Contractor;

         (c) Guarantor is authorized and has all necessary power and authority, corporate and other, to execute and deliver this Guaranty and to perform the obligations of Guarantor, including all obligations of Contractor pursuant to the EPC Agreement, this Guaranty reasonably may be expected to benefit directly or indirectly, Guarantor, and this Guaranty has been duly executed and delivered by Guarantor and is the valid, binding, and enforceable contract of Guarantor, and;

         (d) The execution and delivery of this Guaranty by Guarantor and its performance of its obligations under the Guaranty, do not (and, to the best of Guarantor's knowledge, will not) conflict with any law, rule or regulation, or any agreement, instrument, indenture, deed or any other restriction, to which Guarantor is subject or a party, or accelerate or affect any of its obligations under any thereof.


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3.       Guarantor shall cause Contractor to duly and timely perform all of the
         Guaranteed Obligations including the obligations of Contractor under the EPC Agreement, as it may from time to time be amended.

4. The obligations of Guarantor hereunder include, without limitation, all liabilities for liquidated or similar damages and warranty obligations of Contractor.

5. Owner may enforce against Guarantor any and all of the rights of Owner under this Guaranty without having instituted or completed any legal, arbitration or other proceedings against Contractor.

6. This Guaranty shall be governed by and construed according to the laws of the State of Texas. Guarantor designates Zachry Construction Corporation, a Delaware corporation, as agent for service of process in any action by Owner under this Guaranty, submits to personal jurisdiction in the State of Texas and further agrees that the non-exclusive venue for any such action may be Texas.

7. Guarantor waives: (a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Contractor, or any other guarantor or any collateral for the Guaranteed Obligations; (b) (i) notice of acceptance of and intention to rely on this Agreement, and (ii) all other notices that may be required by Applicable Law or otherwise to preserve any rights against Guarantor under this Agreement, including any notice of default, demand, dishonor, presentment and protest; and, (c) diligence.

8. Guarantor shall not assert any right to set off against claims by Owner hereunder other than claims which Contractor has a right to set off under the EPC Agreement.

9. Notwithstanding any other provision to the contrary set forth herein, Guarantor retains the right to assert any and all claims, defenses and limitations of liability possessed by Contractor under the terms of the EPC Agreement (including without limitation, Section 14.2 of the EPC Agreement, but excluding any defense based upon absence of binding effect of the EPC Agreement) or arising from the parties' performance or failure to perform thereunder.

10.      Guarantor's obligations hereunder (a) are absolute and unconditional,
         (b) subject to Section 9 above, are unlimited in amount, (c) constitute a guaranty of payment and performance and not a guaranty of collection,
         (d) are as primary obligor and not as a surety only (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and (f) shall be irrevocable.

11. This Guaranty may be assigned by Owner to Owner's lenders for the project and shall inure to the benefit of such assignee(s).

12.      Notice to Guarantor shall be to:

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                  H.B. Zachry Company
                  527 Logwood (78221-1738)
                  P.O. Box 240130
                  San Antonio, TX 78224-0130
                  Attn: R.J. Kalt
                  Telefax: (210) 458-8572
                  Telephone: (210)458-8050

         With a copy to:

                  Murray L. Johnston, Jr.
                  General Counsel
                  310 S. St. Mary's Street, Suite 2600
                  San Antonio, TX 78205
                  Telefax: (210) 258-2699
                  Telephone: (210)258-2600

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered to Owner in the name and on behalf of Guarantor by one of its officers who is duly authorized to do so, for the benefit of Owner, as of this 22nd day of October, 1999.

                                    Guarantor
                                    H. B. Zachry Company

                                    By: /S/________________________
                                                     (Name)

                                             VICE PRESIDENT
                                           ------------------------
                                                 (Title)

ATTEST:

By: /S/________________________
Title: Assistant Secretary

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                          CERTIFIED COPY OF RESOLUTION

         "RESOLVED: H. B. Zachry Company ("Guarantor") is authorized to provide a Guaranty of the obligations of Zachry Construction Corporation, a Delaware corporation ("Contractor"), to Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Owner") in connection with the agreement between Tenaska Georgia I, L.P., a Delaware limited partnership, and Contractor for the construction of the Tenaska Georgia Generation Station in Heard County, Georgia, which agreement has subsequently been assigned to Owner with the consent of Contractor. Guarantor states and acknowledges that such Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor."

                                   ***********


         I, Murray L. Johnston, Jr., certify that I am the Secretary of H. B. Zachry Company, a Delaware corporation.

         I certify that:

         (1) The resolution quoted above was adopted on September 13, 1999 by Unanimous Written Consent of the Executive Committee of the Board of Directors.

         (2) This action of the Executive Committee of this corporation may be taken without a meeting if all of the members of the Executive Committee consent in writing.

         (3) The signed Consent has been filed in the minute book of the corporation.

         (4) I have compared the resolution quoted above with the resolution in the minute book and verify that the language is identical.

         (5) The resolution has not been revoked or amended and is now in full force and effect.

         SIGNED AND SEALED on behalf of the corporation October 22, 1999.

                                        [SEAL]   ______________________________
                                                 Murray L. Johnston, Jr.
                                                 Secretary
ZACHRYGUARANTY